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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event Reported): October 30, 2000

                          ENTERTAINMENT BOULEVARD, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


           Nevada                     000-28327                  980182797
----------------------------         -----------          ----------------------
(State or Other Jurisdiction         (Commission             (I.R.S. Employer
     of Incorporation)               File Number)         Identification Number)


                         12910 Culver Boulevard, Suite I
                          Los Angles, California 90066
                                 (310) 578-5404
             ------------------------------------------------------
             (Addresses, including zip code, and telephone numbers,
              including area code, of principal executive offices)



ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On October 30, 2000, Entertainment Boulevard, Inc., a Nevada corporation ("ENT"), and FMiTV Networks, Inc., a Delaware corporation ("FMiTV"), entered into a management services agreement (the "Management Services Agreement") whereby FMiTV agreed to render certain management services for ENT's properties including its website. FMiTV operates an online entertainment network of websites. Under the Management Services Agreement, FMiTV will establish and operate, subject to ENT's approval, a distinct channel (the "ENT Channel") on its website WWW.FMITV.COM which utilizes ENT's content. ENT has granted to FMiTV an exclusive right to utilize ENT's content and intellectual property in connection with the ENT Channel during the term of the Management Services Agreement. FMiTV will also promote and provide data and systems services for the ENT Channel. Furthermore, FMiTV shall have the right, subject to ENT's approval, to renegotiate ENT's material contracts and to enter into new content and distribution alliances on behalf of ENT.

     In exchange for providing the management services referred to above, ENT will issue shares of preferred stock to FMiTV equal to at least twenty (20%) percent of its outstanding shares of common stock. Also as part of the management fee, FMiTV shall be entitled to, after deduction of certain expenses, fifty (50%) percent of net revenues generated by the ENT Channel with the remaining 50% going to ENT.

     ENT has the option, for a period of 18 months after the date of the Management Services Agreement, to purchase up to 400,000 shares of common stock of FMiTV at $5.00 per share. FMiTV has a right of first refusal with respect to any proposed sale of the ENT Channel during the term of the Management Services Agreement.

     The Management Services Agreement has a term of 2 years, unless terminated earlier by the parties. FMiTV has the option to extend the term for an additional year if the gross revenues generated in year two of the Management Services Agreement exceed $5,000,000. Either party may terminate in the event: (i) first year gross revenues generated by the ENT Channel are less than $2,500,000, (ii) the other party materially breaches the Management Services Agreement, or (iii) the other party becomes subject to one of the bankruptcy conditions specified in the Management Services Agreement.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.


     (c)  EXHIBITS.

          10.1 Management Services Agreement between Entertainment Boulevard, Inc. and FmiTV Networks, Inc. dated October 30, 2000.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ENTERTAINMENT BOULEVARD, INC.


DATE: November 2, 2000             By: /s/ Paul Sullivan
                                       -----------------------------------
                                       Paul Sullivan
                                       Chief Financial Officer
                                       and Secretary (Principal Financial and
                                       Accounting Officer)



                                INDEX TO EXHIBITS



       EXHIBIT                        DESCRIPTION
       -------                        -----------


       10.1 Management Services Agreement between Entertainment Boulevard, Inc. and FmiTV Networks, Inc. dated October 30, 2000.